EXHIBIT 10.4.4


                     THIRD AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT
                                       AND
                    FIRST AMENDMENT TO STOCK PURCHASE WARRANT


     This Third Amendment, dated as of March 28, 1997, but effective December 1, 1996, to Amended and Restated Credit and Security Agreement ("Amendment") by and between GROUP TECHNOLOGIES CORPORATION, a Florida corporation (the "Borrower"), and FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation (the "Lender"), amends the Amended and Restated Credit and Security Agreement, dated March 29, 1996, by and between the Borrower and the Lender, as amended on May 13, 1996 and September 5, 1996 (as so amended, and as amended, modified, extended, restated, enlarged or supplemented from time to time, the "Agreement"). This Amendment also amends the Stock Purchase Warrant (No. 1) dated March 29, 1996 between the Borrower and the Lender (the "Warrant").


                                     RECITAL

     The Borrower has requested that the Lender waive the operation of certain covenants of the Agreement and amend certain provisions of the Agreement and amend certain provisions of the Warrant, and the Lender is willing to grant such waivers and make such amendments, all upon the terms and subject to the conditions set forth herein.


                                    AGREEMENT

     In consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement (including the defined terms added in this Amendment).

     2. New Definition. Three new definitions are added to Section 1 of the Agreement, in alphabetical order, to read as follows:

     "Convertible Preferred Stock" shall mean the Convertible Preferred Stock issued to GFP on March 28, 1997, for a subscription price of $2,500,000, and containing the terms and preferences set forth on Annex A attached to the Third Amendment.

     "EBITDAR" shall mean, for any period, the aggregate of net income (or loss) of the Borrower for such period, determined in accordance with GAAP, plus (a) the sum of the following amounts for such period in accordance with GAAP to the extent included in the determination of such net income
(loss):  (i) interest expense on Indebtedness (including the Obligations),
(ii) income tax expense (to the extent it is a positive number), and (iii) amortization and depreciation; less (b) the sum of the following amounts in accordance with GAAP to the extent included in the determination of such net income (loss): (i) the net income (loss) of any other Person that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid by such Person to the Borrower, (ii) the net income (loss) of any other Person acquired by the Borrower in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition, and (iii) all royalty income received or accrued by the Borrower.

     "Third Amendment" shall mean the Third Amendment to Amended and Restated Credit and Security Agreement and First Amendment to Warrant Agreement, dated as of March 28, 1997 but effective as of December 1, 1996, among the Borrower, the Lender and the Guarantors

     3. Reduction in Revolving Line of Credit. (a) Section 2.1(a) of the Agreement is hereby amended in its entirety to read as follows:

     2.1(a)    Revolving Line of Credit.   Subject to all of the terms and
conditions set forth in this Agreement and the other Loan Documents, the Lender shall make a revolving line of credit available for the Borrower's use from time to time on and after the Closing Date and until the Commitment Termination Date. Unless a Default or Event of Default exists or would result from the making of a Loan or the issuance of a Letter of Credit, pursuant to the Revolving Line of Credit, the Lender, upon the Borrower's request therefor, will make Loans and, subject to its sole and absolute discretion in each instance, cause the issuance of Letters of Credit for the account of the Borrower or any Subsidiary, on a revolving credit basis, in an aggregate amount at any one time outstanding not to exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000) minus all GT Mexico Loans then outstanding. If, at any time or times, the aggregate principal amount of all revolving credit Loans, Letter of Credit Obligations and GT Mexico Loans exceeds the Borrowing Base in effect at such time, whether by reason of a reduction in the Borrowing Base or otherwise, Borrower will immediately repay the amount of such Overadvance; provided, however, that if and to the extent that the Overadvance results from a reduction of the Borrowing Base caused solely by a change in the eligibility criteria with respect to Accounts and Inventory or Lender's establishing a reserve against the Borrowing Base, the Borrower shall have a ten (10) day grace period during which to either reduce the Obligations under the Revolving Line of Credit or increase the Collateral so as to completely eliminate the Overadvance. The failure to make such payment within one Business Day following the occurrence of the Overadvance, or within such ten-day grace period, as the case may be, shall constitute an Event of Default under this Agreement. Nothing herein shall require or imply any obligation on the part of the Lender to make any Overadvance.

     (b) Section 2.4 of the Agreement is hereby amended in its entirety to read as follows:

     2.4 Maximum Revolving Facility. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents,
(a) the aggregate amount of revolving credit Loans and Letter of Credit Obligations shall not exceed at any time Thirteen Million Five Hundred Thousand Dollars ($13,500,000) minus all GT Mexico Loans (which in no event may exceed $6,000,000 under the GT Mexico Credit Agreement) from the Lender to GT Mexico outstanding at such time, and (b) in no event shall the Lender be required to make any revolving credit Loans if, after giving effect to such Loans and all then outstanding Letters of Credit, Availability would not be a positive amount. If, at any time, such Overadvances exist, the Borrower shall either reduce the Revolving Line of Credit Obligations or increase the amount of Collateral in the Borrowing Base so that such sum is a positive amount; provided, however, that if and to the extent that such excess results from a reduction of the Borrowing Base caused solely by a change in the eligibility criteria with respect to Accounts and Inventory or Lender's establishing a reserve against the Borrowing Base, the Borrower shall have ten (10) days during which to either reduce the Revolving Line of Credit Obligations or increase the Collateral. All of the foregoing shall be calculated in accordance with a Borrowing Base Certificate. In determining Availability, the Lender shall have the right from time to time to establish and reestablish such reserves (in addition to those set forth in Exhibit A) against the Borrowing Base as it deems appropriate in its sole discretion.

     4. Negative Covenants. (a) Financial Covenants. Sections 8.11 and 8.15 of the Agreement are deleted in their entirety, a new Section 8.11 (Minimum EBITDAR) is added to the Agreement to read as set forth below, Sections 8.13 and
8.14 of the Agreement are amended in their entirety to read as set forth below, and the remaining sections of Section 8 are renumbered accordingly:

     8.11 Minimum EBITDAR. Permit EBITDAR for the fiscal quarter listed below to be less than the amounts shown below for such quarter:
[CAPTION]
                                     Period             Amounts
                                     ------             -------

     For Borrower on
     a consolidated basis:      1996 4th quarter:            None
                                1997 1st quarter:    $(2,200,000)
                                1997 2nd quarter:    $(  500,000)
                                1997 3rd quarter:     $   500,000
                                1997 4th quarter:     $ 1,000,000
                                1998 1st quarter:     $ 1,000,000
For Borrower on
     an unconsolidated basis:   1996 4th quarter:            None
                                1997 1st quarter:    $(2,500,000)
                                1997 2nd quarter:    $(1,200,000)
                                1997 3rd quarter:    $(1,200,000)
                                1997 4th quarter:    $(1,000,000)
                                1998 1st quarter:    $(1,000,000)

     8.13 Current Ratio. Permit the ratio of Current Assets to Current Liabilities at any time to be less than eight tenths-to-one (0.8-to-1) at any time.

     8.14 Minimum Tangible Net Worth. Permit Tangible Net Worth plus Subordinated Debt, on a consolidated basis, at any time to be less than the amounts shown below for the applicable quarter listed below:
[CAPTION]
     Period                                             Amounts
     ------                                             -------

     On December 31, 1996                             $14,000,000

     On the last day of each fiscal
     quarter thereafter                              $16,500,000;

provided, however, that for purposes of this section, there shall be added to Tangible Net Worth (i) all amounts deducted or amortized by reason of the Warrants issued to the Lender, (ii) the restructuring fee paid to the Lender in connection with the Third Amendment, (iii) all amounts representing the Convertible Preferred Stock but only if, and to the extent, such Stock is treated as debt in the Borrower's financial statements, and (iv) all dividends and interest, if any, accrued on the Convertible Preferred Stock.

     (b) Transfer of Assets to Foreign Subsidiaries. Notwithstanding the restrictions contained in Section 8.21 of the Agreement, the Borrower shall be entitled to transfer the assets described on Schedule 1 attached to this Amendment to GT Brazil and GT Mexico, as provided in such Schedule.

     5. No Further Management Fees to GFP. Section 8.16 of the Agreement is deleted from the Agreement, and the reference to Section 8.16 in Section 8.8 is deleted from the Agreement.

     6. Amendment of Stock Purchase Warrant . The vesting schedule set forth on the first page of the Warrant shall be amended in its entirety to read as follows:
[CAPTION]
               Obligations Paid                         Maximum Number
                   Prior to                             of Stock Units
               ----------------                         --------------

               March 31, 1997                               200,000
               June 30, 1997                                325,000
               September 30, 1997                           700,000
               December 31, 1997                            950,000

     7. Conditions Precedent to Effectiveness of Amendment. The effectiveness of the amendments of the covenants in Sections 4 and 5 of this Amendment is conditioned upon the Borrower, on or before 3:00 p.m. Miami, Florida time on March 28, 1997, (i) receiving not less than $2,500,000 in cash from GFP in consideration for the issuance to GFP of the Convertible Preferred Stock, (ii) using $500,000 of the proceeds of such issuance to prepay Term Loan I in the inverse order of the maturity of Term Loan I, and (iii) paying to the Lender a one-time restructuring fee (in addition to any other fees payable to the Lender pursuant to the Agreement) of $100,000.

     8.   Reaffirmation and Modification of Guaranties and Pledges.

          The form, terms and conditions of each of the following documents are hereby ratified and reaffirmed in all respects:

               (i) Security and Pledge (Guarantor), dated August 10, 1994, executed by the Borrower in favor of the Lender;

               (ii) Security and Pledge (Pledgor), dated August 10, 1994, executed by GT Mexico Holding Company in favor of the Lender;

               (iii) Guaranty and Security Agreement (the "Metrum Guaranty"), dated November 22, 1994, executed by Metrum in favor of the Lender;

               (iv) Guaranty and Security Agreement (the "GT Mexico Holding Company Guaranty"), dated November 22, 1994, executed by GT Mexico Holding Company in favor of the Lender;

               (v) Guaranty (the "GT Mexico Guaranty"), dated November 22, 1994, executed by GT Mexico in favor of the Lender;

               (vi) Pledge Agreement, dated November 22, 1994, executed by the Borrower in favor of the Lender, regarding the pledge of Metrum stock;

               (vii) Pledge Agreement, dated November 22, 1994, executed by the Borrower in favor of the Lender, regarding the pledge of GT Mexico Holding Company stock; and

               (viii) Guaranty (the "GT Brazil Guaranty"), dated March 29, 1996, executed by GT Brazil in favor of the Lender.

     Each of the Borrower, Metrum, GT Mexico Holding Company, GT Mexico, and GT Brazil acknowledges and agrees that it is and shall remain liable for the payment of all Obligations to the full extent provided in the Metrum Guaranty, the GT Mexico Holding Company Guaranty, the GT Mexico Guaranty and the GT Brazil Guaranty, respectively.

     9. Lender's Expenses. Borrower shall pay to or for the account of the Lender all costs and expenses, including legal fees and disbursements of counsel to the Lender, incurred by the Lender in connection with this Amendment.

     10. No Other Modifications. Except as expressly amended or modified by the terms hereof, the Agreement and the Warrant shall remain in full force and effect. This Amendment shall not affect, modify or diminish the obligations of Borrower which have accrued prior to the effectiveness of the provisions hereof.

     11. Representations and Warranties True and Correct. The Borrower hereby certifies that the representations and warranties contained in the Agreement continue to be true and correct and that no Default or Event of Default has occurred.

     12. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF FLORIDA.

     13. JURY TRIAL WAIVER. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

     14. Counterpart Signatures. This Amendment may be executed in any number of counterparts all of which together shall constitute one and the same agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Amended and Restated Credit Agreement to be duly executed, sealed and delivered the day and year first above written.

                                   BORROWER:

                                   GROUP TECHNOLOGIES CORPORATION,
                                   a Florida corporation


                                   By:       /s/ David D. Johnson
                                   Name:     David D. Johnson
                                   Title:    Vice President


                                   LENDER:

                                   FIRST UNION COMMERCIAL CORPORATION,
                                   a North Carolina corporation


                                   By:       /s/Michael Quackenbush
                                   Name:     Michael Quackenbush
                                   Title:    Vice President


     Each of the Guarantors whose name is set forth below acknowledges that it has reviewed, confirmed and consented to the terms of this Amendment and each of the documents and transactions contemplated hereby, including, but not limited to, the terms of Section 3 of this Amendment.


                                   GROUP TECHNOLOGIES S.A. de C.V.


                                   By:       /s/ Richard L. Davis
                                   Name:     Richard L. Davis
                                   Title:    Authorized Signatory


                                   GROUP TECHNOLOGIES MEXICAN HOLDING COMPANY


                                   By:       /s/ David D. Johnson
                                   Name:     David D. Johnson
                                   Title:    Vice President



                                   METRUM, INC.


                                   By:       /s/ David D. Johnson
                                   Name:     David D. Johnson
                                   Title:    Secretary & Treasurer


                                   GROUP TECHNOLOGIES SUPRIMENTOS DE
                                    INFORMATICA INDUSTRIA E COMERCIO LTDA.


                                   By:       /s/ Richard L. Davis
                                   Name:     Richard L. Davis
                                   Title:    Authorized Signatory